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                                                                      EXHIBIT 23



                          Independent Auditors' Consent



The Board of Directors
AvTel Communications, Inc.


We consent to incorporation by reference in the Registration Statements (No. 333-78963) on Form S-3 and (Nos. 333-30725, 333-53435, and 333-64769) on Form
S-8 of AvTel Communications, Inc. of our report dated April 14, 1999 except as to Note 5 which is as of July 2, 1999, relating to the consolidated balance sheets of AvTel Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule, for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of AvTel Communications, Inc.

                                             /s/ KPMG LLP
                                             -------------
                                             KPMG LLP



Dallas, Texas
July 2, 1999